Exhibit 99.1

(Formerly Silicon Valley Bancshares)

3003 Tasman Drive Santa Clara, CA 95054

Contact:
	Meghan O’Leary	Lisa Bertolet
	Investor Relations	Public Relations
	(408) 654-7282	(408) 654-6364

NASDAQ: SIVBE

SVB FINANCIAL GROUP UPDATES STATUS OF FORM 10-Q FILING FOR SECOND QUARTER

SANTA CLARA, Calif. — September 29, 2005 — SVB Financial Group (Nasdaq: SIVBE) announced today that it expects to file its Form 10-Q for the fiscal quarter ended June 30, 2005 by November 30, 2005, instead of during the third calendar quarter of the year as previously announced.

Due to changes in the Company’s accounting treatment for warrants dating back to the third quarter of 2001, the Company plans to restate its consolidated financial statements for the years 2000, 2001, 2002, 2003 and 2004, and the first quarter of 2005.  As previously disclosed, this restatement stems from a revision in the accounting treatment for the Company’s portfolio of unexercised warrant securities in privately-held companies.

“It is a highly complex process to verify and validate the necessary data, determine the appropriate valuation methodology, and review and revalue approximately 2,900 individual warrants that are or were a part of our portfolio.  Quite simply, it is taking longer than we anticipated,” said Jack Jenkins-Stark, chief financial officer of SVB Financial Group.  “Nevertheless, we are making meaningful progress toward completion and we currently expect to file by November 30, 2005 or earlier. Our first priority is to complete the necessary filings to restate our prior financials and our 10-Q for Q2, which will be followed as soon as possible by our 10-Q for Q3. We are making every effort to complete all of our required filings as quickly as possible.

“Despite the enormous effort required to complete this restatement, SVB Financial Group continues to focus successfully on operational results; we expect growth in average loans and deposits in Q3 to be significantly higher than annualized growth rates in both these areas in Q2.   When the restatement is complete, we expect to have increased aggregate income and retained earnings for the restated periods, and to have increased total stockholders’ equity. “

The Company intends to file amendments to its Annual Report on Form 10-K for the year ending December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ending March 31, 2005, shortly before or simultaneously with the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. This will be followed shortly thereafter with the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Additionally, as previously disclosed, the Company received a notice of non-compliance from the Nasdaq Stock Market, Inc. as a result of the Company’s delayed filing of its Form 10-Q for the quarter ended June 30, 2005, which indicated the Nasdaq staff had determined that the Company’s securities were subject to delisting.  The Company had an appeal hearing today before a Nasdaq Listing Qualifications Panel to review the staff’s delisting determination, and is currently awaiting a decision from the panel.

About SVB Financial Group

For more than twenty years, SVB Financial Group, formerly Silicon Valley Bancshares, has been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Headquartered in Santa Clara, Calif., SVB Financial Group provides clients with commercial, investment, international and private banking services. The Company also offers funds management, broker-dealer transactions, asset management and a full range of services for private equity companies, as well as the added value of its knowledge and networks worldwide. More information on the Company can be found at www.svb.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the statements made above about the expected timing and extent of filings by the Company with the Securities and Exchange Commission, the Company’s process for restating its financial statements and change in warrant accounting treatment, the actual results of the restatement, and expected average loan and deposit growth in Q3. Management has in the past and might in the future make forward-looking statements orally to analysts, investors, the media and others.  Forward-looking statements are statements that are not historical facts.  Although management believes that the expectations reflected in these forward-looking statements are reasonable, and it has based these expectations on its beliefs, as well as its assumptions, such expectations may prove to be incorrect.  Actual results could differ significantly from those expressed in or implied by management’s forward-looking statements, due to the actual results of the restatement process, the actual timing and extent of the filings with the SEC, the need for additional actions in connection with the restated financial statements and change in warrant accounting treatment, and the actual timing and outcome of the Nasdaq appeal hearing, as well as changes in economic, business and regulatory factors and trends.  All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements included in this release are made only as of the date of this release.  The Company does not intend, and undertakes no obligation, to update these forward-looking statements.